UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2010

THE WASHINGTON POST COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-6714	53-0182885
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1150 15th Street, N.W. Washington, D.C.	20071
(Address of principal executive offices)	(Zip Code)

(202) 334-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets.

The Washington Post Company (“the Company”) announced on August 2, 2010 that it had entered into an agreement to sell Newsweek magazine to Harman Media, LLC and Dr. Sidney Harman, subject to satisfying certain conditions. On September 30, 2010, the Company completed such sale. Under the terms of the asset purchase agreement, the buyer assumed Newsweek’s subscription obligations and received Newsweek’s intellectual property, target working capital and selected equipment used in the business. The Company retained the pension assets and liabilities and certain employee obligations, including severance, and other liabilities arising prior to the sale. A copy of the agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(b) Pro forma financial information

The unaudited pro forma condensed consolidated balance sheet of the Company as of July 4, 2010, and the unaudited pro forma condensed consolidated statements of income of the Company for each of the three fiscal years ended January 3, 2010 are filed as Exhibit 99.1 to this Current Report on Form 8-K.

(d) Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement among Newsweek, Inc., The Washington Post Company, Harman Media, LLC and Sidney Harman, Ph.D. dated August 2, 2010

99.1	Unaudited Pro Forma Condensed Consolidated Financial Information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Washington Post Company (Registrant)

Date October 6, 2010	/S/ HAL S. JONES
Hal S. Jones Senior Vice President - Finance (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 2.1	Asset Purchase Agreement among Newsweek, Inc., The Washington Post Company, Harman Media, LLC and Sidney Harman, Ph.D. dated August 2, 2010. *

Exhibit 99.1	Unaudited Pro Forma Condensed Consolidated Financial Information

*	Pursuant to Item 601(b)(2) of Regulation S-K, Exhibit A (Form of Trademark Assignment), Exhibit B (Form of Copyright Assignment), Exhibit C (Form of Transitional Services Agreement) and the disclosure schedules of the seller have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted attachment to the SEC upon request.

4